Exhibit (23)

CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and S-3 (33-95562329) and in the Registration
Statement on Form S-8 (No. 95602114) of Curtiss-Wright Corporation of our report dated January 31, 1996 appearing on page 17 of the Curtiss-Wright Corporation 1995 Annual Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


/s/ Price Waterhouse LLP
    PRICE WATERHOUSE LLP
    Morristown, New Jersey
    March 21, 1996